Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint Todd Tuckner, David Kelly, Ella Campi, Gordon Kiesling, Kiye Sakai and Michael Loftus, and each of them, each with full power to act without the others, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form F-3 relating to the registration of securities issued by UBS AG or securities issued by UBS AG and co-obligated by UBS Switzerland AG, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that his or her said attorneys-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

Name	Title

/s/ Sergio P. Ermotti	Group Chief Executive Officer
Sergio P. Ermotti	(principal executive officer)

/s/ Kirt Gardner	Group Chief Financial Officer
Kirt Gardner	(principal financial officer)

/s/ Todd Tuckner	Group Controller and Chief Accounting Officer
Todd Tuckner	(principal accounting officer)

/s/ Axel A. Weber	Chairman and Member of the Board of Directors
Axel A. Weber

/s/ Michel Demaré	Independent Vice Chairman and Member of the Board
Michel Demaré	Of Directors

/s/ Jeremy Anderson	Member of the Board of Directors
Jeremy Anderson

/s/ Reto Francioni	Member of the Board of Directors
Reto Francioni

/s/ Ann F. Godbehere Ann F. Godbehere	Member of the Board of Directors

/s/ Fred Hu Fred Hu	Member of the Board of Directors

/s/ Julie G. Richardson	Member of the Board of Directors
Julie G. Richardson

/s/ Isabelle Romy	Member of the Board of Directors
Isabelle Romy

/s/ Robert W. Scully	Member of the Board of Directors
Robert W. Scully

/s/ David Sidwell	Member of the Board of Directors
David Sidwell

/s/ Beatrice Weder di Mauro	Member of the Board of Directors
Beatrice Weder di Mauro

/s/ Dieter Wemmer	Member of the Board of Directors
Dieter Wemmer